Exhibit 32

CERTIFICATIONS
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          The undersigned officers, Gabriel G. Claypool, Chief Executive Officer of Dakota Plains Holdings, Inc., a Nevada corporation (the “Company”), and Timothy R. Brady, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)

the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 14, 2012	/s/ Gabriel G. Claypool
Gabriel G. Claypool
Chief Executive Officer

Date:	August 14, 2012	/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer